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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MBNA CAPITAL B
             (Exact name of registrant as specified in its Charter)

             DELAWARE                                 TO BE APPLIED FOR
(State of incorporation or organization)    (I.R.S. Employer Identification no.)

        WILMINGTON, DELAWARE                             19884
(Address of principal executive offices)              (zip code)

If this Form relates to the registration     If this Form relates to the registration
of a class of debt securities and is         of a class of debt securities and is to
effective upon filing pursuant to            become effective simultaneously
General Instruction A(c)(1) please           with the effectiveness of a concurrent
check the following box [ ]                  registration statement under the
                                             Securities Act of 1933 pursuant
                                             to General Instruction A(c)(2)
                                             please check the following box [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

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
        Title of each class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered

Floating Rate Capital Securities, Series B      New York Stock Exchange, Inc.
(and the Guarantee with respect                 Luxembourg Stock Exchange
thereto)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                                                  (None)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The securities to be registered are Floating Rate Capital Securities, Series B (the "Securities") of MBNA Capital B (the "Registrant") and shall be issued under the Registrant's Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-15721, 333-15721-01, 333-15721-02,
333-15721-03, 333-15721-04, 333-15721-05). A description of the Securities will be contained in the Prospectus and Prospectus Supplement relating to the Securities to be filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and such Prospectus and Prospectus Supplement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.
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
        2.1 Certificate of Trust of MBNA Capital B, incorporated by reference to Exhibit 4(d)2 to the Registration Statement.

        2.2    Trust Agreement of MBNA Capital B, incorporated by reference to
               Exhibit 4(e)(2) to the Registration Statement.

        2.3 Form of Amended and Restated Trust Agreement of MBNA Capital B, incorporated by reference to Exhibit 4(f)(2) to the Registration Statement.

        2.4 Form of Preferred Security, included in the Amended and Restated Trust Agreement.

        2.5 Form of Guarantee Agreement for MBNA Capital B, incorporated by reference to Exhibit 4(h)(2) to the Registration Statement.

        2.6 Form of Junior Subordinated Indenture between MBNA Corporation and The Bank of New York as Debenture Trustee, incorporated by reference to Exhibit 4(c) to the Registration Statement.
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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Act of 1934 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    MBNA CAPITAL B


                                    By:    MBNA Corporation, as Depositor

                                    By:    /s/ JOHN W. SCHEFLEN
                                           -------------------------------

                                    MBNA CORPORATION


                                    By:    /s/ JOHN W. SCHEFLEN
                                           -------------------------------
                                           Executive Vice President



Date: January 21, 1997




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